Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Pre-effective Amendment No. 2 to Form S-1 of our report dated March 16, 2021, except for Note 17, as to which the date is October 18, 2021, with respect to the consolidated financial statements of North Shore MHC and Subsidiaries as of December 31, 2020 and 2019, and for the years then ended, and to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Plante & Moran, PLLC

Chicago, Illinois

November 4, 2021